EXHIBIT 18
                                                                      ----------



                      AMENDED AND RESTATED PLEDGE AGREEMENT

         This AMENDED AND RESTATED PLEDGE AGREEMENT (this "Agreement") is dated as of December 13, 2001 between MA 1994 B SHARES, L.P. (the "Pledgor") and JPMORGAN CHASE BANK, successor by merger with Morgan Guaranty Trust Company of New York (the "Bank").

         WHEREAS, the Miami Heat Limited Partnership, a Florida limited partnership (the "Borrower") and the Bank are parties to the Amended and Restated Credit Agreement, dated as of the date hereof (as the same may be amended, restated or supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for the extension of loans or other credit facilities or financial accommodations (collectively, the "Loans"), which Credit Agreement is an amendment and restatement of a certain Credit Agreement dated as of May 29, 2001, as amended by the First Modification of Credit Agreement dated as of August 3, 2001, between the Borrower and the Bank (the "Original Credit Agreement");

         WHEREAS, to induce the Bank to maintain the Loans extended to the Borrower prior to the date hereof and to extend additional Loans to the Borrower following the date hereof, the Pledgor guaranteed the payment obligations of the Borrower pursuant to that certain Amended and Restated Guaranty, dated as of the date hereof, in favor of the Bank (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Guaranty"), which Guaranty is an amendment and restatement of a certain Guaranty dated as of May 29, 2001 executed by the Pledgor in favor of the Bank (the "Original Guaranty");

         WHEREAS, to induce the Bank to extend the Loans under the Original Credit Agreement and to secure the Pledgor's present and future payment obligations under the Original Guaranty, including with respect to all payments of principal, interest and other costs and fees payable thereunder (collectively, the "Secured Obligations"), the Pledgor entered into a certain Pledge Agreement dated as of May 29, 2001 between the Pledgor and the Bank, as amended by the First Modification of Pledge Agreement dated as of August 3, 2001 (the "Original Pledge Agreement");

         WHEREAS, in connection with the execution of the Credit Agreement and the Guaranty, the parties hereto desire to amend and modify the Original Pledge Agreement to reflect a change in location of the collateral account and certain other terms, in each case as set forth herein;

         NOW, THEREFORE, the Pledgor and the Bank agree as follows:

         1. In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing any gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions or modifications by the terms of this Agreement); and references to Persons include their respective successors and permitted assigns and, in the case of governmental authorities, Persons succeeding to their respective functions and capacities. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

         2. (a) As collateral security for the prompt and complete payment of the Secured Obligations, the Pledgor hereby pledges and grants to the Bank a valid security interest in all of the Pledgor's present and future right, title and interest in and to (A) all financial assets and other assets from time to time credited to and held in account number 26-11392 held by The Northern Trust Company (the "Securities Intermediary") pursuant to the Custodial Account Agreement (collectively, the "Collateral Account") and all security entitlements in respect thereof and all cash, dividends, other securities, instruments, rights and other property at any time and from time to time received or receivable in respect thereof or in exchange for all or any part thereof, including without limitation, dividends, distributions, warrants, profits, rights to subscribe, rights to return of its contribution, conversion rights, liquidating dividends and other rights and, subject to Section 2(b) hereof, in the event the Pledgor receives any of the foregoing, the Pledgor acknowledges that the same shall be received IN TRUST for the Bank and agrees immediately to deliver the same to the Bank or to the Securities Intermediary in original form of receipt, together with any stock or bond powers, assignments, endorsements or other documents or instruments as the Bank or the Securities Intermediary may reasonably request to establish, protect or perfect the Bank's interest in respect of such Collateral; (B) all financial assets and all other assets delivered to the Bank (or the Securities Intermediary) by the Pledgor in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other assets, and all security entitlements in respect thereof and all cash, dividends, other securities, instruments, rights and other property at any time and from time to time received or receivable in respect thereof or in exchange for all or any part thereof, including without limitation, dividends, distributions, warrants, profits, rights to subscribe, rights to return of its contribution, conversion rights, liquidating dividends and other rights, and, subject to Section 2(b) below, in the event the Pledgor receives any of the foregoing, the Pledgor acknowledges that the same shall be received IN TRUST for the Bank and agrees immediately to deliver the same to the Bank or the Securities Intermediary in original form of receipt, together with any stock or bond powers, assignments, endorsements or other documents or instruments as the Bank or the Securities Intermediary may request to establish, protect or perfect the Bank's interest in respect of such Collateral; and (C) all proceeds of all of the foregoing (collectively, the "Collateral"). The Pledgor acknowledges and agrees that the Bank shall have "control" (as defined in Section 8-106 of the Uniform Commercial Code in effect in the State of New York (the "UCC")) over the Collateral held in or credited to the Collateral Account and the Collateral from time to time delivered to the Bank (or the Securities Intermediary), and the Pledgor hereby consents to such control. Upon notice from the Bank that a Guaranty Event of Default has occurred and is continuing, the Securities Intermediary shall follow the "entitlement orders" as defined in Section 8-102(a)(8) of the UCC issued by the Bank without further consent of the Pledgor. The Collateral Account constitutes a "securities account", as defined in Section 8-501 of the UCC. The Securities Intermediary is, in such capacity, a "securities intermediary" as defined in Section 8-102(a)(14) of the UCC in respect of the Collateral Account and all other Collateral held in or credited to the Collateral Account and the "securities intermediary's jurisdiction" as defined in Section 8-110(e) of the UCC is New York. To the fullest extent permitted by Article 8 of the UCC, the Collateral held in or credited to the Collateral Account will be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC. As used in this Agreement, "Guaranty Event of Default" means the Pledgor's failure to immediately pay in full on the Guaranty Due Date (as defined in the Guaranty) all amounts owing under the Guaranty.

                  (b) Notwithstanding the provisions of Section 2(a) contained herein, but subject to the provisions of Sections 4(b) and 4(c) contained herein, so long as no Guaranty Event of Default shall have occurred and be continuing or shall result therefrom: (i) the Securities Intermediary, with the prior written consent of the Bank (which consent shall be granted with respect to the assets in the Collateral Account (other than securities not traded on a U.S. national securities exchange) provided the Pledgor is in compliance with Sections 4(b) and 4(c) and provided that no Guaranty Event of Default shall have occurred and be continuing or shall result therefrom), shall permit the Pledgor to withdraw principal from the Collateral Account or substitute assets for all or part of the Collateral but only to the extent that, after giving effect to any such withdrawal or substitution, the Aggregate Collateral Value exceeds the then outstanding principal balance of the Loans;
(ii) the Securities Intermediary shall remit dividends, warrants, profits, interest and other distributions on the Collateral (to the extent the same are received by the Securities Intermediary) to the Pledgor and the Pledgor shall have the right to receive dividends, warrants, profits, interest and other distributions on the Collateral (whether or not remitted by the Securities Intermediary); and (iii) the Pledgor shall have, directly or through one or more investment manager, the right to vote all of the Securities comprising the Collateral and to give consents, ratifications and waivers with respect thereto. Except as otherwise provided in this Section 2(b), the Pledgor shall insure that the Securities Intermediary shall agree, pursuant to the Custodial Account Agreement, not to allow any person or entity other than the Bank to have control of the Collateral or to enter into a control agreement with respect to the Collateral with any third party or any other agreement relating to the Collateral.

                  (c) Upon the written request of the Pledgor, and provided that no Guaranty Event of Default shall have occurred and then be continuing or shall result therefrom, the Bank shall release its Liens on such assets as identified by the Pledgor and held in or credited to the Collateral Account but only to the extent that, after giving effect to any such release, the Aggregate Collateral Value exceeds the then outstanding principal balance of the Loans. The Bank will do such acts and things and execute and deliver all such documents and instruments as the Pledgor may reasonably request from time to time in order to effect the release of any such assets.

                  (d) Upon the written request of the Pledgor, provided that no Guaranty Event of Default shall have occurred and then be continuing or shall result therefrom, the Bank agrees, upon (i) delivery of share certificates to the Securities Intermediary evidencing Securities with Collateral Values which, when combined with the Collateral Value of the CCL Shares but not with the Collateral Value of the Collateral Account, would result in an Aggregate Collateral Value which exceeds the outstanding principal balance of the Loans and is in accordance with the requirements of this Agreement (including without limitation Section 4(c) hereof) and the Credit Agreement as such requirements relate to Aggregate Collateral Value (the "Replacement Securities") and (ii) the Pledgor taking all actions necessary to grant to the Bank a valid first priority security interest in such Replacement Securities, to release its lien on the Collateral Account.

         3.       The Pledgor hereby represents and warrants to the Bank that:

                  (a) The Pledgor is a limited partnership duly formed and validly existing under the laws of the State of Delaware, and the Pledgor: (i) has all power and authority to carry on its business as now being conducted and to own or lease its Properties, and (ii) is duly licensed or qualified and in good standing as a partnership in the State of Delaware.

                  (b) The Pledgor has, and will have upon delivery of any additional Collateral to the Bank or crediting of any additional Collateral to any of the Collateral Accounts, title to all of the Collateral, free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever ("Liens"), other than Liens created hereunder and under the Custodial Account Agreement, and no consent, approval or authorization of, or filing or registration by, any Governmental Authority, any securities exchange or any other Person (other than those consents, approvals, authorizations, filings or registrations already obtained or made), was or is necessary for the execution, delivery or performance by the Pledgor of this Agreement, the Guaranty or the Custodial Account Agreement, for the performance by the Pledgor of any of the terms or conditions hereof or of the Guaranty or of the Custodial Account Agreement or to create or perfect the security interests created hereunder.

                  (c) The execution, delivery and performance by the Pledgor of this Agreement, the Guaranty and the Custodial Account Agreement have been duly authorized by all necessary partnership action, and (i) are within the Pledgor's partnership powers, (ii) do not violate, or cause the Pledgor to be in default under, any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award in effect having applicability to the Pledgor, (iii) do not contravene, or constitute a default under, any loan or credit agreement, indenture, or any other agreement, lease or instrument to which the Pledgor is a party or by which their property may be bound or affected, or (iv) do not result in the creation or imposition of any Lien on any Property of the Pledgor other than the creation of a Lien on the Collateral in favor of the Bank.

                  (d) This Agreement, the Guaranty and the Custodial Account Agreement have been duly executed and delivered by the Pledgor. This Agreement and the Custodial Account Agreement constitutes the valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, subject to any applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to equitable principles of general application.

                  (e) The Pledgor is in compliance in all material respects with all Requirements of Law applicable to it.

                  (f) All information heretofore furnished by the Pledgor to the Bank for purposes of or in connection with this Agreement, the Guaranty or the Custodial Account Agreement, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Pledgor to the Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified.

                  (g) This Agreement creates a valid lien on and security interest in the Collateral securing the payment of the Secured Obligations.

                  (h) Except with respect to the CCL Shares marked with a legend relating to compliance with applicable securities laws, including Rule 144 of the General Rules and Regulations under the Securities Act of 1933 (as amended, the "Securities Act"), there are no restrictions on the pledge of the Collateral by the Pledgor to the Bank nor on the sale of the Collateral by the Bank (whether pursuant to any shareholder, lock-up or other similar agreement or insider trading rules of the issuer).

                  (i) There is no action, suit or proceeding pending against or, to the knowledge of the Pledgor, threatened against or affecting the Pledgor before any court or arbitrator or before or by any Governmental Authority or any agent or official thereof which in any manner raises any question concerning the validity or binding effect of this Agreement, the Guaranty or the Custodial Account Agreement, or in which there is a reasonable possibility of an adverse decision which could materially adversely affect the ability of the Pledgor to make payments required to made under the Guaranty.

                  (j) All federal, state and other tax returns of the Pledgor required by law to be filed have been duly filed or a valid extension for such filing has been obtained, and all federal, state and other taxes, assessments, fees and other governmental charges upon the Pledgor or upon its Properties, income or assets that are due and payable have been paid (other than taxes, fees or other charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles consistently applied have been provided on the books of the Pledgor). No extensions of the time for the assessment of deficiencies have been granted to, or requested by, the Pledgor. There are no proposed, asserted or assessed tax deficiencies against the Pledgor. There are no Liens on any Properties or assets of the Pledgor imposed or arising as a result of the delinquent payment or the non-payment of any tax, assessment, fee or other governmental charge. The charges, accruals and reserves, if any, on the books of the Pledgor in respect of federal, state and local taxes for all fiscal periods to date are adequate and have been prepared in accordance with generally accepted accounting principles, and the Pledgor does not know of any additional unpaid assessments for such periods or of any basis therefor. To the knowledge of the Pledgor, there are no applicable taxes, fees or other governmental charges payable by the Pledgor in connection with the execution and delivery of this Agreement, the Guaranty or the Custodial Account Agreement.

                  (k) The Pledgor is and, immediately after giving effect to this Agreement, the Guaranty and the Custodial Account Agreement, will be Solvent. For purposes of this Section 3(k), the term "Solvent" shall mean, with respect to the Pledgor, that the Market Value (as defined in the Credit Agreement) of the assets and property of the Pledgor is, on the date of determination, greater than the total amount of liabilities, absolute and contingent, of the Pledgor as of such date.

         4. So long as the Commitment shall be in effect or any Borrowing is outstanding, the Pledgor agrees that:

                  (a) The Pledgor will preserve and protect the Bank's security interest in the Collateral, will defend the Bank's right, title, lien and security interest in and to the Collateral against the claims and demands of all persons whomsoever, and will do all such acts and things and execute and deliver all such documents and instruments, including without limitation further pledges, assignments, financing statements and continuation statements, as the Bank may reasonably request from time to time in order to preserve, protect and perfect such security interest or to enable the Bank to exercise or enforce its rights under this Agreement and the Custodial Account Agreement with respect to any Collateral. The Pledgor hereby authorizes the Bank to, upon and during the continuance of a Guaranty Event of Default, sign and file financing and continuation statements and Securities and Exchange Commission Forms 144 (or similar or replacement forms), without the signature of the Pledgor.


                  (b) The Pledgor shall, as of any date of determination, maintain at all times Collateral with an Aggregate Collateral Value greater than or equal to the then outstanding aggregate balance of the Loans. If on any date the aggregate principal amount of the Loans made by the Bank then outstanding exceeds the Aggregate Collateral Value on such date, the Pledgor will, within five (5) Domestic Business Days after the Bank delivers written notice thereof to the Borrower and the Pledgor, either (i) pledge to the Bank and/or contribute to the Collateral Account such additional Collateral, the form of which shall be satisfactory to Bank in its reasonable discretion or (ii) cause the aggregate principal amount of Loans made by the Bank then outstanding to be prepaid, to the extent that after such pledge or prepayment, such outstanding amount of Loans shall not exceed the Aggregate Collateral Value on such date.

                  (c) If on any date after the date hereof, the Collateral Value of the Collateral Assets other than the CCL Shares comprises less than thirty percent (30%) of the outstanding principal balance of the Loans, the Pledgor will, within five (5) Domestic Business Days after the Bank delivers written notice thereof to the Borrower and the Pledgor, either (i) cause the aggregate principal amount of Loans made by the Bank then outstanding to be prepaid, to the extent that after such prepayment, the Collateral Value of the Collateral Assets other than the CCL Shares shall comprise at least thirty percent (30%) of the outstanding principal balance of the Loans or (ii) pledge to the Bank and contribute to the Collateral Account additional Collateral such that the Collateral Value of the Collateral Assets other than the CCL Shares comprises at least thirty percent (30%) of the outstanding principal balance of the Loans.

                  (d) The Pledgor will not create, assume or suffer to exist any Liens upon any of the Collateral other than the Lien created hereby in favor of the Bank and the Lien created pursuant to Section 4.9 of the Custodial Account Agreement in favor of the Securities Intermediary.

                  (e) The Pledgor will not take any action that could in any material way limit or adversely affect the ability of the Bank to realize upon its rights in the Collateral. Upon and during the continuance of a Guaranty Event of Default, the Bank shall upon notice to the Pledgor be entitled to exercise all voting powers with respect to the Collateral. The Pledgor agrees to notify the Bank immediately of any development or occurrence which to its knowledge would render any of the Collateral not readily saleable under (i) Rules 144 or 145 under the Securities Act, or (ii) any other provisions of the Securities Act.

                  (f) The Pledgor will promptly give notice in writing to the Bank of all litigation, arbitration proceedings and regulatory proceedings affecting the Pledgor or any of its Property, except litigation or proceedings which, if adversely determined, in the reasonable judgment of the Pledgor, could not materially adversely affect the ability of the Pledgor to make payments required to be made under the Guaranty.

         5. At any time and from time to time the Bank may cause all or any of the Collateral to be transferred to or registered in its name or the name of its nominee or nominees or to have security entitlements in respect thereof credited to its or its nominee's securities account with any securities intermediary.

         6. Upon and during the continuance of a Guaranty Event of Default, the Bank, without obligation to resort to other security, in addition to all other rights and remedies that it may have in law or equity, shall, upon five (5) Domestic Business Days prior notice to the Pledgor, unless the Bank reasonably believes that such delay in selling the Collateral will materially affect its ability to collect the money owed to it, have the right at any time and from time to time to sell, resell, assign and deliver, in its discretion, all or any of the Collateral, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which the Collateral or any of it may be listed, or at public or private sale, for cash, upon credit or for future delivery. If any of the Collateral is sold by the Bank upon credit or for future delivery, the Bank shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Bank may resell such Collateral. In no event shall the Pledgor be credited with any part of the proceeds of sale of any Collateral until cash payment thereof has actually been received by the Bank or the Securities Intermediary for the benefit of the Bank. In addition, should any portion of the Collateral consist of a time deposit or deposits with a financial institution (including the Bank), the Bank may terminate such deposit or deposits prior to the maturity thereof and any penalties payable in connection therewith shall be for the sole account of the Pledgor.

         7. The Bank shall give the Pledgor at least five Domestic Business Days' prior notice, unless the Bank reasonably believes that such delay will materially affect its ability to collect the money owed to it, of the time and place of any public sale and of the time after which any private sale or other disposition of the Collateral is to be made, which notice the Pledgor agrees is reasonable, all other demands, advertisements and notices being hereby waived. The Bank shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Bank may, without notice or publication other than reasonably prompt notice to the Pledgor, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of all sales of Collateral, public or private, the Pledgor shall pay all reasonable and documented costs and expenses of every kind for sale or delivery, including reasonable brokers' and attorneys' fees and all liabilities and advances made or incurred by the Bank in connection with each sale or delivery, and after deducting such costs and expenses from the proceeds of sale, the Bank shall apply any residue, first, to the payment of the costs and expenses, including legal fees, incurred by the Bank in connection with the administration and enforcement of the Secured Obligations and this Agreement and any amounts due to the Bank in respect of the Secured Obligations other than principal or interest, second, to the payment of interest owed with regard to the Secured Obligations, and third, to the payment of principal owed with regard to the Secured Obligations. The balance, if any, remaining after payment in full of all such amounts shall be paid to or on the order of the Pledgor, subject to any duty of the Bank imposed by law to the holder of any subordinate security interest in the Collateral known to the Bank.

         8. The Pledgor recognizes that the Bank may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act, as now or hereafter in effect, or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Collateral were sold at public sales, and that the Bank has no obligation to delay sale of any such Collateral for the period of time necessary to permit the issuer of such Collateral, even if such issuer would agree, to register such Collateral for public sale under such applicable securities laws. The Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

         9. Upon and during the continuance of a Guaranty Event of Default, the Bank shall have the right, for and in the name, place and stead of the Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Collateral.

         10. The Bank shall have no duty as to the collection or protection of the Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession or control. With respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any of the Collateral (herein called "events") occurring following and during the continuance of a Guaranty Event of Default, the Bank's duty shall be fully satisfied if (i) the Bank exercises reasonable care to ascertain the occurrence, and to give reasonable notice to the Pledgor, of any events applicable to any such securities included in the Collateral which are registered and held in the name of the Bank or its nominee or any security entitlements included in the Collateral as to which the Bank is the entitlement holder, (ii) the Bank gives the Pledgor reasonable notice of the occurrence of any events, of which the Bank has received actual knowledge, as to any such securities which are in bearer form or are not registered and held in the name of the Bank or its nominee (the Pledgor agreeing to give the Bank reasonable notice of the occurrence of any events applicable to any securities in the possession of the Bank of which the Pledgor has received knowledge), and (iii) subject to the exercise of its sole discretion (a) the Bank endeavors to take such action with respect to any of the events as the Pledgor may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (b) if the Bank determines that the action requested might materially adversely affect the value of the Collateral as collateral, the collection of the Secured Obligations, or otherwise materially prejudice the interests of the Bank, the Bank gives reasonable notice to the Pledgor that any such requested action will not be taken, and if the Bank makes such determination or if the Pledgor fails to make such timely request, the Bank takes such other action as it deems reasonably advisable in the circumstances. Except as hereinabove specifically set forth, the Bank shall have no further obligation to ascertain the occurrence of, or to notify the Pledgor with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by the Bank of any internal procedures with respect to any securities in its possession or any security entitlements as to which it is the entitlement holder.

         11. The Pledgor hereby irrevocably appoints the Bank as the Pledgor's attorney-in-fact with effect upon and during the continuance of a Guaranty Event of Default for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which either may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, upon and during the continuance of a Guaranty Event of Default, the Bank shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof and to give full discharge for the same. This power of attorney shall be coupled with an interest and shall survive the death or disability of the Pledgor. Any interest, dividend or other distribution received by the Bank in respect of the Collateral or any part thereof shall be applied against the Secured Obligations pursuant to the provisions of Section 7 of this Agreement.

         12. The remedies provided herein in favor of the Bank shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Bank existing at law or in equity. No delay on the part of the Bank in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. The pledge of the Collateral hereby shall not in any way preclude or restrict any recourse by the Bank against the Borrower or any other person or entity liable with regard to the Secured Obligations or any other collateral therefor.

         13. This Agreement shall terminate automatically when the Secured Obligations have been paid in full (the "Termination Date"), provided, however, that if at any time any payment of any amount paid by the Borrower is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Pledgor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time. Promptly after the Termination Date, the Bank shall notify the Securities Intermediary to return to the Pledgor all of the Collateral and of all other property and cash which have not been used or applied toward the payment of the Secured Obligations, free and clear of all Liens in favor of the Bank or any encumbrances imposed by the Bank. Except as aforesaid, the assignment by the Bank to the Pledgor of such Collateral and other property shall be without representation or warranty of any nature whatsoever and wholly without recourse.

         14. Any waiver, permit, consent or approval of any kind or character on the part of the Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

         15. This Agreement may not be assigned by either party hereto without the prior written consent of the other party hereto, and any purported assignment without such consent shall be null and void. This Agreement and the rights and obligations of the Bank and the Pledgor hereunder cannot be changed orally and shall bind and inure to the benefit of the Pledgor and the Bank and their permitted successors and assigns and all subsequent holders of the Secured Obligations.

         16. Any communication, demand or notice to be given under this Agreement shall be (i) delivered in person, (ii) sent via a courier service guaranteeing overnight delivery, (iii) sent via electronic facsimile or (iv) mailed by registered or certified mail (postage prepaid, return receipt requested) to any party to this Agreement at the address specified below, or to any such party at such other address as such party may theretofore have designated in writing and given in like manner to the other party hereto. Any notice delivered to a recipient in person as provided in this paragraph shall be deemed to have been duly given when received by the recipient. Any notice sent via electronic facsimile as provided in this paragraph shall be deemed to have been duly given upon acknowledgment of receipt at the electronic facsimile number specified pursuant to this paragraph for the applicable party. Any notice sent by registered or certified mail or by a guaranteed overnight delivery service as provided in this paragraph shall be deemed to have been duly given upon receipt of written acknowledgment of delivery to the address specified pursuant to this paragraph for the applicable party.

         17. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

         18. The Pledgor agrees to pay the Bank all reasonable costs and expenses, including reasonable legal fees, incurred by the Bank in connection with the enforcement of this Agreement, all of which costs and expenses shall form part of the Secured Obligations as provided above. The Pledgor shall reimburse the Bank within fifteen (15) Domestic Business Days after demand therefor for any transfer taxes, documentary taxes, assessments or charges that are imposed at any time on or in connection with this Agreement and shall indemnify the Bank against liability for any such tax (including any interest and penalties).

         19. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICT OF LAWS. THE PLEDGOR AND THE BANK EACH HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT AND HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO THE VENUE OF ANY SUCH COURT AS WELL AS ANY OBJECTION WITH RESPECT THERETO OF INCONVENIENT FORUM. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY TO THIS AGREEMENT TO BRING SUIT AGAINST THE OTHER PARTY IN THE COURTS OF ANY JURISDICTION. THE PLEDGOR AND THE BANK EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT CAN EFFECTIVELY DO SO UNDER APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CREDIT DOCUMENTS. THE PLEDGOR AND THE BANK EACH HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE ADDRESS OF THE OTHER PARTY SPECIFIED UNDER THE SIGNATURE OF SUCH OTHER PARTY HERETO OR TO ANY OTHER ADDRESS OF WHICH SUCH OTHER PARTY SHALL HAVE GIVEN WRITTEN NOTICE PURSUANT TO SECTION 16 HEREOF. THE PLEDGOR AND THE BANK EACH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL CLAIM OF ERROR BY REASON OF SUCH SERVICE, IF MADE PURSUANT TO THE TERMS HEREOF, AND AGREES THAT SERVICE IN SUCH MANNER SHALL CONSTITUTE VALID PERSONAL SERVICE UPON IT AND SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS.

IN WITNESS WHEREOF, the Pledgor and the Bank have caused this Agreement to be duly executed as of the day and year first above written.


                                   MA 1994 B SHARES, L.P.

                                   By:  MA 1994 B SHARES, INC.,
                                        its sole General Partner



                                   By:  /s/ James M. Dubin
                                        ---------------------------------------
                                        James M. Dubin, President
                                   MA 1994 B SHARES, L.P.
                                   c/o Paul, Weiss, Rifkind, Wharton & Garrison
                                   1285 Avenue of the Americas,
                                   New York, New York  10019-6064
                                   Attention:  James M. Dubin, Esq.
                                   Electronic Facsimile No.: 212-757-3990




                                   JPMORGAN CHASE BANK



                                   By:  /s/ Susan L. Pearson
                                        ---------------------------------------
                                   Address:
                                   345 Park Avenue
                                   New York, New York 10154-1002
                                   Attention:  Susan L. Pearson
                                   Electronic Facsimile No.:  212-464-2507